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                                                                       Exhibit 7

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT ("Registration Rights Agreement") is entered into as of December 17, 2001 between Photoelectron Corporation, a Massachusetts corporation (the "Company"), and PYC Corporation (the "Purchaser").


                              W I T N E S S E T H:

     WHEREAS, pursuant to the Subscription Agreement, dated as of December 17, 2001 (collectively, the "Subscription Agreement"), by and between the Company and the Purchaser, the Company has agreed to sell and the Purchaser has agreed to purchase the Company's 6% Senior Convertible Debentures (the "Debentures") convertible into shares of the Company's Common Stock, $.01 par value ("Common Stock") (such shares of Common Stock issuable upon conversion of the Debentures being collectively referred to herein as the "Shares");

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Purchaser's agreement to enter into the Subscription Agreement, the Company has agreed to provide the Purchaser with the registration rights contained herein with respect to the Shares;

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Subscription Agreement and this Registration Rights Agreement, the Company and the Purchaser agree as follows:

     1.  Certain Definitions.   As used in this Agreement, the following terms
shall have the following respective meanings. Other terms used herein which are defined in the Subscription Agreements and the Debentures shall have the same meanings herein as they do in such other documents.

     "Commission" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Registrable Securities" shall mean Shares issued or issuable to the Purchaser or any Holder upon conversion of the Debentures or upon any stock split, stock dividend, recapitalization or similar event with respect to such Shares.

     "Registration Expenses" shall mean all expenses to be incurred by the Company in connection with the Holders' exercise of their registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

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     "Selling Expenses" shall mean all underwriting discounts and selling commissions, if any, applicable to the sale of Registrable Securities.

     "Holder" shall include the Purchaser and any transferee of Debentures or Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 11 of this Agreement.

     "Registration Statement" shall have the meaning set forth in Section 2 herein.

     "Regulation D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     2. The Registration Requirements. The Company shall use its best efforts to file within ninety (90) days after the Closing Date (as defined in the Debentures), and use its best efforts to cause to become effective under the Securities Act, a registration statement on Form S-3 or, if Form S-3 is not then available, another appropriate form covering the resale of the Shares (the "Registration Statement").

     3. Exercise of Rights. The Holders shall act with respect to their rights under this Agreement according to the vote of a majority-in-interest of the Shares voting together as a single class on an as-converted basis.

     4. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses relating to the sale of any Registrable Securities shall be borne by the Holder selling such Registrable Securities.

     5. Registration Procedures. In the case of the registration effected by the Company pursuant to this Agreement, the Company will keep the Holders advised in writing as to initiation of the registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

     a) Keep the Registration Statement effective at all times until such time as all of the shares of Common Stock issuable upon conversion of the Debentures (i) have been distributed to the public pursuant to the Registration Statement, (ii) have been distributed to the public pursuant to Rule 144 promulgated under the Securities Act or (iii) are saleable pursuant to Rule 144(k) promulgated under the Securities Act; and

     b) Furnish such number of copies of the Registration Statement, the prospectus used in connection with such registration statement and other documents incident thereto as any Holder from time to time may reasonably request.

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     In the event that the Company shall fail to keep such Registration
Statement effective for any period of fifteen (15) consecutive days at any time after the initial effectiveness of such Registration Statement and before the end of the period described in paragraph 5(a) above, the then outstanding principal of each Debenture and all accrued and unpaid interest thereon will become immediately due and payable at the option of the Holder thereof.

     6. Suspension of Use of Registration Statement. Each Holder agrees that, upon receipt of any notice from the Company (A) of the happening of any event which makes any statements made in the Registration Statement or related prospectus(es) filed pursuant to this Registration Rights Agreement, or any document incorporated or deemed to be incorporated therein by reference, untrue in any material respect or which requires the making of any changes in such Registration Statement or prospectus(es) so that, in the case of such Registration Statement or prospectus(es), it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading or (B) that, in the judgment of the Company's board of directors, it is advisable to suspend use of the prospectus(es) for a discrete period of time due to pending corporate developments which are or may be material to the Company but have not been disclosed in the Registration Statement or in relevant public filings with the SEC, or (C) that the SEC has issued a stop order suspending the effectiveness of the Registration Statement, such Holder will forthwith discontinue disposition of such Shares covered by such Registration Statement or prospectus(es) until it is advised in writing by the Company that use of the applicable prospectus may be resumed, and has received copies of any additional or supplemented filings that are incorporated or deemed to be incorporated by reference in such prospectus(es). The Company shall use all reasonable best efforts to insure that the use of the prospectus(es) may be resumed as soon as practicable, and in any event shall not be entitled to require any Holder to suspend use of the prospectus(es) for more than thirty (30) consecutive days on any one occasion, more than forty-five (45) consecutive days in the aggregate on two occasions which are not at least ninety (90) days apart or more than an aggregate of sixty
(60) days in any twelve month period.

     7.  Indemnification.

     a) Company Indemnity. The Company will indemnify the Holders, each of their officers, directors and partners, and each person controlling a Holder within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document (including any amendment or supplement thereto or document incorporated by reference therein) relating to the Registrable Securities, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein

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         or necessary to make the statements therein not misleading, or arising out of or based on any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder, applicable to the Company and relating to action or inaction required of the Company in connection with the Registrable Securities, and will reimburse the Holders, each of their officers, directors and partners, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) based upon written information furnished to the Company by such Holder and stated to be specifically for use therein. The indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

     b) Holder Indemnity. Each Holder (each, in such capacity, the "Indemnifying Holder") will, if Registrable Securities held by it are included in the securities registered under the Registration Statement, indemnify the Company, each of its directors, officers, partners, each person who controls the Company within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holders against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document (including any amendment or supplement thereto or document incorporated by reference therein) relating to the Registrable Securities, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holders and their directors, officers and partners, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Indemnifying Holder and stated to be specifically for use therein; provided, however, that the obligations of the Indemnifying Holder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of the Indemnifying Holder (which consent shall not be unreasonably withheld).

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     c)  Procedure. Each party entitled to indemnification under this Article
         (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is actually prejudiced by such failure to provide notice and provided further that the Indemnified Party may employ no more than one separate counsel at the Indemnifying Party's expense if in the reasonable judgment of the Indemnified Party, based upon the written advice of the Indemnified Party's counsel, a copy of which is provided to the Indemnifying Party, representation of both parties' interests by the same counsel would be inappropriate due to actual conflicts of interest. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     8.  Contribution.   If the indemnification provided for in Section 7 from
the Indemnifying Party is unavailable to an Indemnified Party thereunder in respect of any losses, claims, damages, liabilities or expenses referred to in
Section 7, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to

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the limitations set forth in Section 7, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, no Holder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Holder from sales of the Registrable Securities sold by such Holder pursuant to the offering that gave rise to such losses, claims, damages, liabilities or expenses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     If indemnification is available under Section 7, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Section 7 without regard to the relative fault of said Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Section 8.

     9. Survival. The indemnity and contribution agreements contained in Sections 7 and 8 shall remain operative and in full force and effect regardless of (i) any termination of the Subscription Agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Indemnifying Party and (iii) the consummation of the sale or successive resales of the Registrable Securities.

     10. Information to be Furnished By Holder. Each Holder shall furnish to the Company, within 20 business days of the Company's request therefor, such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Registration Rights Agreement.

     11. Transfer of Assignment of Registration Rights. The rights, granted to each Holder by the Company under this Registration Rights Agreement, to cause the Company to register Registrable Securities may be transferred or assigned to a transferee or assignee of not less than $100,000 in principal amount of Debentures, provided that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees to be bound by this Registration Rights Agreement.

     12.  Miscellaneous.

      a) Entire Agreement. This Registration Rights Agreement contains the entire understanding and agreement of the parties with respect to the subject matter

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hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

      b) Amendments and Waivers. No provision of this Registration Rights Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Holders then holding at least a majority of the Shares (on an as-converted basis), or, in the case of a waiver, by (i) the Company, if the Company is the party against whom enforcement of such waiver is sought, or (ii) the Holders then holding at least a majority of the Shares (on an as-converted basis), if the Holders are the party against whom enforcement of such waiver is sought.

      c) Notices. Any notice or other communication given or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or sent by certified mail, return receipt requested, postage prepaid, by facsimile, by Federal Express or by other such expedited means, (a) if to a Purchaser, at its address set forth on Schedule 1 hereto, (b) if to the Company, at its address set forth on the signature page hereto, (c) if, to a Holder other than the Purchasers, at the address thereof furnished by like notice to the Company, or (d) to any such addressee at such other address or addresses as shall be so furnished to the other parties hereto by like notice.

      d) Gender of Terms. All terms used herein shall be deemed to include the feminine and the neuter, and the singular and the plural, as the context required.

      e) Governing Law; Consent to Jurisdiction. This Registration Rights Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law or choice of law. The parties hereto hereby consent to, and waive any objection to the exercise of, personal jurisdiction in the Commonwealth of Massachusetts with respect to any action or proceeding arising out of this Registration Rights Agreement.

      f) Title. The titles used in this Registration Rights Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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  IN WITNESS WHEREOF, the parties hereto have cause this Registration Rights
Agreement to be duly executed as of the date first above written.


                                  PURCHASER:

                                  PYC Corporation

                                  By:  /s/ Peter Constantine Nomikos
                                       -----------------------------
                                       Name:  Peter Constantine Nomikos
                                       Title: President

                                  Address for Notice:

                                  c/o Aegeus Shipping Co. Ltd.
                                  17-19 Akti Miaouli
                                  Piraeus 185 35 Greece

                                  PHOTOELECTRON CORPORATION

                                  By: /s/ Timothy W. Baker
                                      ---------------------
                                      Name:  Timothy W. Baker
                                      Title: Executive Vice President,
                                             Chief Financial Officer and
                                             Treasurer


                                  Address for Notice:

                                  5 Forbes Road
                                  Lexington, MA 02421
                                  Attn:  Timothy W. Baker

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